Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FISCAL YEAR 2007 FOURTH QUARTER RESULTS

Company Reports Quarterly Revenue Growth of 15% and Contract Value Growth of 17%;
Announces Member Renewal Rate of 89%

WASHINGTON, D.C. — (May 8, 2007) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the fourth quarter of its fiscal year ending March 31, 2007. Revenues for the quarter increased 15.1% to $50.3 million, from $43.7 million in the fourth quarter of fiscal 2006. Net income was $7.2 million, or $0.38 per diluted share, compared to $8.7 million, or $0.44 per diluted share, for the same period a year ago. For the year ended March 31, 2007, revenues increased 15.0% to $189.8 million, from $165.0 million for the year ended March 31, 2006. Net income for the year was $27.4 million, or $1.41 per diluted share, compared to $25.6 million, or $1.29 per diluted share in the same period a year ago.

In February 2006, the Company received notification that it had been certified as a Qualified High Technology Company (QHTC) for income tax purposes. Due to the Company’s QHTC status, the Company recorded a one-time noncash charge to the Company’s deferred tax asset during the three months ended December 31, 2005. In addition, effective April 2006, the Company adopted Statement of Financial Accounting Standards No. 123R (SFAS No. 123R), which provides the accounting rules for share-based compensation. To analyze results on a comparable basis to the prior year, the Company’s management uses and is providing adjusted financial results, including adjusted net income and earnings per diluted share that excludes share-based compensation expense and employer taxes paid in connection with exercises of employee stock options. The adjusted results for all periods presented also include effective income tax rates and number of weighted average diluted shares calculated assuming adoption of the provisions of SFAS No. 123R and the Company’s certification as a QHTC.

Including the adjustments discussed above, adjusted net income for the fourth quarter of fiscal year 2007 was $9.2 million, up from $8.8 million for the fourth quarter of fiscal year 2006. Adjusted earnings per diluted share for the fourth quarter of fiscal year 2007 was $0.48, up from $0.45 in the same quarter in the prior year. Adjusted net income for the year ended March 31, 2007 was $35.6 million, or $1.83 per diluted share compared to $32.5 million or $1.64 per diluted share in the same period a year ago. A reconciliation of the Company’s reported and adjusted results is set forth in the notes to the financial highlights table included below.

Contract value grew 17.4% to $200.1 million as of March 31, 2007, up from $170.5 million as of March 31, 2006. The Company’s member renewal rate for fiscal 2007 was 89%. As of the end of the fiscal year, the Company’s membership base increased to 2,662 institutions, with average contract value per member institution growing to $75,166 up from $65,707 at the same time last year.

Frank Williams, Chairman and Chief Executive Officer of The Advisory Board Company commented, “With 15% revenue growth for the quarter and contract value growth of 17% versus this time last year, we are very pleased with our results for both the fourth quarter and the fiscal year. Our growth has been driven by success in four key areas: the addition of new member institutions, price increases, cross-selling, and new program launches. This year, the growth in our membership base exceeded our expected range, expanding by 3% to 2,662 institutions. Further, the increase in average contract value per member—which is now at $75,167 up from $65,707 at this time last year—is evidence of the continued strong demand for our programs across the membership.”

Mr. Williams added, “We are also pleased with our FY ’07 member renewal rate of 89%, which is one of the highest renewal rates in our history. This metric is a key indicator of product quality and member satisfaction and a critical factor in solidifying our platform for the future. This year’s strong renewal performance and contract value growth indicate that our on-point research agendas, proven best practices and continued commitment to enhancing impact are helping our members to address their most important strategic and operational issues. Having grown our network to over 13,000 executives, we are in the unique position of having unparalleled access to best practices as well as the reach necessary to drive critical performance improvement throughout the industry.”

Outlook for the Remainder of Calendar Year 2007

The Company announced guidance for the next calendar quarter of approximately $50.8 million of revenue and adjusted earnings per diluted share of $0.49. For calendar year 2007, the Company reiterated its full year revenue guidance of approximately $210.8 million and increased its full year adjusted earnings per diluted share guidance to $2.08. Beginning in fiscal year 2008, the Company will no longer exclude from its adjusted results employer taxes related to the exercise of employee stock options given the smaller number of pre-IPO options now outstanding. For the period from April 1, 2007 through December 31, 2007, the company estimates approximately $200,000 to $300,000 of these employer taxes. This expense is included in the adjusted earnings per diluted share guidance provided above. As stated in last quarter’s earnings release, the Company expects an effective income tax rate of approximately 33.3% for fiscal year 2008.

Adjusted results exclude share-based compensation expenses and are estimated using effective tax rates and number of weighted average diluted shares calculated in accordance with accounting principles generally accepted in the United States (GAAP). See “Reconciliation of Non-GAAP Financial Measures” for additional information on adjusted financial presentations and a reconciliation with results presented in accordance with GAAP.

Share Repurchase

During the three months ended March 31, 2007, the Company repurchased 652,284 shares of its common stock at a total cost of approximately $34.6 million. To date the Company has repurchased 3,598,212 shares of its common stock at a total cost of approximately $156.1 million. Repurchases will continue to be made from time to time in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company will fund its share repurchases with cash on hand and cash generated from operations. At March 31, 2007, the Company had approximately $159.4 million in cash and marketable securities and no debt.

The Company will hold an investor conference call to discuss its third quarter performance this evening, May 8, 2007, at 6:00 p.m. Eastern Standard Time. The conference call will be available via live web cast on the Company’s web site at www.advisoryboardcompany.com in the section entitled “Investor Information” found under the tab “About Us.” To participate by telephone, the dial-in number is 800.259.0251 and the access code is 25014983. Investors are advised to dial-in at least five minutes prior to the call to register. The web cast will be archived for seven days: from 8:00 p.m. Tuesday, May 8, until 8:00 p.m. Tuesday, May 15, 2007.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of more than 2,600 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with such services as best practice research reports, executive education, on-line analytical tools, and other supporting research services.

THE ADVISORY BOARD COMPANY
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Selected
	March 31,		Growth
	2007	2006	Rates
Financial Highlights (GAAP, as reported) Revenues	$50,300	$43,703	15.1%
Cost of services	$24,305	$18,928
Member relations and marketing	$10,396	$8,591
General and administrative	$5,800	$4,361
Income from operations	$9,186	$11,484
Net income	$7,178	$8,659	-17.1%
Basic earnings per share	$0.39	$0.46	-15.2%
Diluted earnings per share	$0.38	$0.44	-13.6%
Weighted average common shares outstanding Basic	18,398	18,773
Diluted	19,124	19,724
Financial Highlights (Adjusted) (1) Adjusted cost of services	$23,217	$18,785
Adjusted member relations and marketing	$9,678	$8,507
Adjusted general and administrative	$4,622	$4,311
Adjusted income from operations	$12,170	$11,761	3.5%
Adjusted net income	$9,150	$8,842	3.5%
Adjusted diluted earnings per share	$0.48	$0.45	6.7%
Adjusted diluted weighted average common shares outstanding	19,124	19,637
Adjusted percentages of revenues (1) Adjusted cost of services	46.2%	43.0%
Adjusted member relations and marketing	19.2%	19.5%
Adjusted general and administrative	9.2%	9.9%
Adjusted income from operations	24.2%	26.9%
	Twelve Months Ended		Selected
	March 31,		Growth

	2007	2006	Rates

Financial Highlights (GAAP, as reported) Revenues	$189,843	$165,049	15.0%
Cost of services	$90,129	$70,959
Member relations and marketing	$40,204	$33,667
General and administrative	$22,815	$16,135
Income from operations	$34,625	$42,738
Net income	$27,395	$25,642	6.8%
Basic earnings per share	$1.46	$1.35	8.1%
Diluted earnings per share	$1.41	$1.29	9.3%
Weighted average common shares outstanding Basic	18,714	18,979
Diluted	19,448	19,902
Financial Highlights (Adjusted) (1) Adjusted cost of services	$85,844	$70,816
Adjusted member relations and marketing	$37,394	$33,583
Adjusted general and administrative	$17,554	$16,085
Adjusted income from operations	$46,981	$43,015	9.2%
Adjusted net income	$35,562	$32,491	9.5%
Adjusted diluted earnings per share	$1.83	$1.64	10.9%
Adjusted diluted weighted average common shares outstanding	19,448	19,763
Adjusted percentages of revenues (1) Adjusted cost of services	45.2%	42.9%
Adjusted member relations and marketing	19.7%	20.3%
Adjusted general and administrative	9.2%	9.7%
Adjusted income from operations	24.7%	26.1%

(1)	In order to allow investors to assess results on a basis consistent with those used by management, the following tables reconcile GAAP to adjusted amounts for the three and twelve months ended March 31, 2007 and 2006, respectively. Adjusted results exclude the share-based compensation expense recognized by the Company in accordance with SFAS No. 123R and employer taxes paid in connection with the exercise of employee stock options. In addition, for comparison purposes the Company’s effective tax rate for the three and twelve months ended March 31, 2006 have been adjusted to reflect the Company’s certification as a QHTC and include the effects of SFAS No. 123R.

THE ADVISORY BOARD COMPANY
RECONCILIATION OF GAAP TO ADJUSTED RESULTS
(In thousands, except per share data)
(Unaudited)

		Three Months Ended March 31, 2007
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$24,305	(1,036)	(52)	—	$23,217
Member relations and marketing	$10,396	(666)	(52)	—	$9,678
General and administrative	$5,800	(1,133)	(45)	—	$4,622
Income from operations	$9,186	2,835	149	—	$12,170
Net income	$7,178	1,874	98	—	$9,150
Diluted earnings per share	$0.38	0.10	—	—	$0.48
Diluted weighted average shares	19,124	—	—	—	19,124

		Three Months Ended March 31, 2006
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$18,928	(2)	(141)	—	$18,785
Member relations and marketing	$8,591	(1)	(83)	—	$8,507
General and administrative	$4,361	(2)	(48)	—	$4,311
Income from operations	$11,484	5	272	—	$11,761
Net income	$8,659	3	180	—	$8,842
Diluted earnings per share	$0.44	—	0.01	—	$0.45
Diluted weighted average shares	19,724	(87)	—	—	19,637

		Twelve Months Ended March 31, 2007
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$90,129	(4,167)	(118)	—	$85,844
Member relations and marketing	$40,204	(2,753)	(57)	—	$37,394
General and administrative	$22,815	(5,081)	(180)	—	$17,554
Income from operations	$34,625	12,001	355	—	$46,981
Net income	$27,395	7,933	235	—	$35,562
Diluted earnings per share	$1.41	0.41	0.01	—	$1.83
Diluted weighted average shares	19,448	—	—	—	19,448

		Twelve Months Ended March 31, 2006
			Employer taxes
			paid upon	Tax benefit
	GAAP, as	Share-based	exercise of	associated with
Financial statement descriptions	reported	compensation	employee options	QHTC status	Adjusted
Cost of services	$70,959	(2)	(141)	—	$70,816
Member relations and marketing	$33,667	(1)	(83)	—	$33,583
General and administrative	$16,135	(2)	(48)	—	$16,085
Income from operations	$42,738	5	272	—	$43,015
Net income	$25,642	3	180	6,666	$32,491
Diluted earnings per share	$1.29	—	0.01	0.34	$1.64
Diluted weighted average shares	19,902	(139)	—	—	19,763

Reconciliation of Non-GAAP Financial Measures

The Company believes its calculations of adjusted results to exclude noncash income tax charges and equity-based compensation charges provide additional information about the Company’s ongoing operating performance. The Company’s management uses the adjusted presentations to evaluate projected operating results on a basis that is comparable to that used for periods prior to implementation of SFAS No. 123R and provides such information publicly to assist in comparisons to prior periods. For historical results, a reconciliation between results as adjusted and in conformity with GAAP is shown in the attached schedule. The Company is not able to provide a quantitative reconciliation of its outlook for the remainder of calendar year 2007 to GAAP as equity-based compensation and related expense are dependent upon a number of unknown factors, including the amount, type and timing of stock-based compensation grants and future stock prices. Because adjusted financial results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.

Adjusted financial results are not measures of financial performance under GAAP and should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of the Company’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. Management compensates for this aspect of the non-GAAP financial measures by separately evaluating its share-based compensation arrangements.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership-based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results, possible volatility in the Company’s stock price, impact on our financials associated with some of our newer programs that are more dependent upon technology, the effects of adoption of SFAS No. 123R including the effect of the amount, type and timing of future stock-based compensation grants, and various factors related to income and other taxes, including whether the District of Columbia withdraws the Company’s status as a Qualified High-Tech Company. These factors are discussed more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

	THE ADVISORY BOARD COMPANY
	UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	AND OTHER OPERATING STATISTICS
	(In thousands, except per share data)
	Three Months Ended		Selected	Twelve Months Ended		Selected
	March 31,		Growth	March 31,		Growth
	2007	2006	Rates	2007	2006	Rates
Statements of Operations
Revenues	$50,300	$43,703	15.1%	$89,843	$65,049	15.0%

Cost of services (1)	24,305	18,928		90,129	70,959
Member relations and marketing (1)	10,396	8,591		40,204	33,667
General and administrative (1)	5,800	4,361		22,815	16,135
Depreciation	613	339		2,070	1,550
Income from operations	9,186	11,484		34,625	42,738
Interest income	1,674	1,515		6,819	5,770
Income before
provision for income
taxes	10,860	12,999	-16.5%	41,444	48,508	-14.6%
Provision for income taxes (2)	(3,682)	(4,340)		(14,049)	(22,866)
Net income	$7,178	$8,659	-17.1%	$27,395	$25,642	6.8%

Earnings per share
Basic	$0.39	$0.46		$1.46	$1.35
Diluted	$0.38	$0.44	-13.6%	$1.41	$1.29	9.3%
Weighted average common shares outstanding
Basic	18,398	18,773		18,714	18,979
Diluted	19,124	19,724		19,448	19,902
Contract Value (at end of period)	$200,094	$170,510	17.4%
Percentages of Revenues
Cost of services (1)	48.3%	43.3%		47.5%	43.0%
Member relations and marketing (1)	20.7%	19.7%		21.2%	20.4%
General and administrative (1)	11.5%	10.0%		12.0%	9.8%
Depreciation and loss on disposal of assets	1.2%	0.8%		1.1%	0.9%
Income from operations (1)	18.3%	26.3%		18.2%	25.9%
Net income (1) (2)	14.3%	19.8%		14.4%	15.5%

(1) Effective April 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R), which provides the accounting rules for share-based compensation. During the three and twelve months ended March 31, 2007, the Company recognized approximately $1.1 million and $4.3 million in cost of services, approximately $0.7 million and $2.8 million in member relations and marketing, and approximately $1.2 million $5.3 million in general and administrative expense for share-based compensation related to the adoption of SFAS No. 123R and in employer taxes associated with the exercise of employee stock options. The Company has recorded all these expenses in the same line items as other compensation paid to the relevant categories of employees.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
	March 31,	March 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,195	$21,678
Marketable securities	10,094	8,484
Membership fees receivable, net	57,671	36,822
Prepaid expenses and other current assets	3,123	2,876
Deferred income taxes	21,673	19,495
Total current assets	105,756	89,355
Fixed assets, net	17,421	9,675
Intangible assets, net	1,011	780
Goodwill	5,426	5,426
Deferred incentive compensation and other charges	13,857	11,652
Deferred income taxes, net of current portion	6,629	15,633
Marketable securities	136,074	138,338
Total assets	$286,174	$270,859

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$116,994	$99,269
Accounts payable and accrued liabilities	18,721	15,445
Accrued incentive compensation	10,608	8,344
Total current liabilities	146,323	123,058
Other long-term liabilities	1,387	636
Total liabilities	147,710	123,694

Stockholders’ equity:
Common stock	208	203
Additional paid-in capital	181,380	152,081
Retained earnings	80,962	53,567
Accumulated elements of comprehensive income	(1,156)	(2,618)
Treasury stock	(122,930)	(56,068)
Total stockholders’ equity	138,464	147,165

Total liabilities and stockholders’ equity	$286,174	$270,859

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Twelve Months Ended March 31,
	2007	2006
Cash flows from operating activities:
Net income	$27,395	$25,642
Adjustments to reconcile net income to net cash provided by
operating activities -
Depreciation	2,070	1,550
Amortization of intangible assets	200	128
Deferred income taxes	12,940	22,299
Excess tax benefits from share-based payments	(6,937)	—
Share-based payment expense	12,000	—
Amortization of marketable securities premiums	938	810
Changes in operating assets and liabilities:
Member fees receivable	(20,849)	(16,360)
Prepaid expenses and other current assets	(50)	(392)
Deferred incentive compensation and other charges	(2,402)	(5,573)
Deferred revenues	17,725	17,919
Accounts payable and accrued liabilities	4,172	5,181
Accrued incentive compensation	2,264	524
Other liabilities	751	(479)

Net cash flows provided by operating activities	50,217	51,249

Cash flows from investing activities:
Purchases of property and equipment	(9,816)	(860)
Capitalized software development costs	(431)	(1,313)
Cash paid for acquisition, net of cash acquired	(895)	(3,831)
Redemption of marketable securities	20,000	7,400
Purchases of marketable securities	(18,000)	(31,882)
Net cash flows used in investing activities	(9,142)	(30,486)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	9,925	5,528
Proceeds on issuance of stock under employee stock purchase plan	442	382
Excess tax benefits from share-based compensation arrangements	6,937	—
Repayment of debt assumed in acquisition	—	(371)
Purchases of treasury stock	(66,862)	(32,491)
Net cash flows used in financing activities	(49,558)	(26,952)

Net increase (decrease) in cash and cash equivalents	(8,483)	(6,189)
Cash and cash equivalents, beginning of period	21,678	27,867
Cash and cash equivalents, end of period	$13,195	$21,678